Exhibit 10(u)

FLEET FINANCIAL GROUP, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

(1997 Restatement)

ARTICLE 1. INTRODUCTION

Fleet Financial Group, Inc. hereby amends, restates and continues the Fleet Financial Group, Inc. Executive Deferred Compensation Plan No. 2 effective as of December 17, 1997. The original effective date of the Plan is January 1, 1992. The Company established the Plan to attract, retain and motivate certain of its key employees, as well as those of its subsidiaries and affiliates, by providing them with the opportunity to defer receipt of certain amounts of compensation. The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and shall be administered in a manner consistent with that intent.

ARTICLE 2. DEFINITIONS

As used herein, the masculine pronoun shall include the feminine gender, and the singular shall include the plural, and the plural, the singular, and the following terms shall have the following meanings unless a different meaning is clearly required by the context.

“Account” means the separate account for a Participant established pursuant to Section 7.1, which may pass to a Beneficiary pursuant to Article 9.

“Beneficiary” means a beneficiary designated in accordance with Article 9.

“Change of Control” is defined in Schedule A to the Trust Agreement.

“Committee” means the Human Resources and Planning Committee, or any successor committee, of the Board of Directors of the Company.

“Company” means Fleet Financial Group, Inc.

“Deferral Compensation” is defined in Section 5.1.

“Deferral Date” is defined in Section 8.2.

“Deferrals” means Deferral Compensation credited to a Participant’s Account during a calendar year as a result of a Participant’s elections pursuant to Section 5.2, plus, except where the context otherwise requires, amounts attributable (i.e., credited interest) to amounts deferred during such calendar year. Depending upon the context, “Deferrals” may mean Deferrals for a single calendar year or for two or more calendar years.

“Employer” means the Company and its subsidiaries and affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Participant” means an executive who is selected to participate in the Plan, and who elects to participate in the Plan, in accordance with Article 4.

“Plan” means the Fleet Financial Group, Inc. Executive Deferred Compensation Plan No. 2 as set forth herein and in all subsequent amendments hereto.

“Trust” means the trust established under the Trust Agreement.

“Trust Agreement” means the Trust Agreement for Executive Deferred Compensation Plans No. 1 and 2 dated as of June 19, 1996, as subsequently amended, or any successor trust agreement, as in effect from time to time.

“Trustee” means the trustee of the Trust.

“Vested” is defined in Section 8.5.

ARTICLE 3. ADMINISTRATION

3.1 Committee. The Plan shall be administered by the Committee. The Committee shall have full discretionary authority to interpret the provisions of the Plan and decide all questions and settle all disputes which may arise in connection with the Plan, and may establish its own operative and administrative rules and procedures in connection therewith, provided such procedures are consistent with the requirements of section 503 of ERISA and the regulations thereunder. All interpretations, decisions and determinations made by the Committee shall be binding on all persons concerned. No action of the Committee may reduce the amount of a Participant’s Account below the amount of such Account immediately before such action. No member of the Committee who is a Participant in the Plan may vote or otherwise participate in any decision or act with respect to a matter relating solely to himself (or to his Beneficiaries).

3.2 Delegation by Committee. Except as the Committee may otherwise provide by written resolution, the Committee delegates its duties and responsibilities under Section 3 with respect to non-executive officers (except for the duty to establish eligibility criteria under Article 4) to the Director of Corporate Human Resources, who may further delegate certain of such duties and responsibilities to other officers of the Company. For purposes of the Plan, any action taken by any such delegate pursuant to such delegation shall be considered to have been taken by the Committee.

3.3 Indemnification. The Company agrees to indemnify and to defend to the fullest possible extent permitted by law any member of the Committee and any delegatee (including any person who formerly served as a member of the Committee or as a delegatee) against all liabilities, damages, costs and expenses (including attorneys’ fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 4. SELECTION OF PARTICIPANTS

The Committee shall select, or shall establish the applicable criteria for determining, the employees of the Company or its subsidiaries or affiliates who are eligible to participate in the Plan. When an executive has been selected to participate in the Plan, he will be notified by the

Committee and given the opportunity to elect to defer compensation under the Plan. An executive who makes such an election is hereinafter referred to as a “Participant.”

ARTICLE 5. DEFERRAL OF COMPENSATION

5.1 Deferral Compensation. From time to time the Committee shall establish if or to what extent base salary or bonuses under one or more incentive bonus programs may be deferred under the Plan (“Deferral Compensation”).

5.2 Deferral Elections. For each calendar year, a Participant may irrevocably elect, in accordance with this Article and Article 8, to defer receipt of all or part of his Deferral Compensation for the year in which such Compensation would’ otherwise be paid; provided, however, that unless the Committee consents, such deferred amount for the year may not be less than $10,000. A Participant’s election to defer base salary, if base salary is includable in Deferral Compensation at such time, must be made on or before December 15 for base salary payable in the succeeding calendar year. A Participant’s election to defer an incentive award, if the incentive award is includable in Deferral Compensation at such time, must be made prior to the time the amount of the award is determined under the applicable incentive award program and, in any event, prior to December 15 of the year for which the incentive award performance is determined. In the case of a Participant who becomes employed and eligible for the Plan during the same calendar year, the elections described in this Article may be made no later than 30 days following his first day of eligibility. The Committee may, in unusual circumstances, extend the foregoing December 15 deadlines to no later than December 31 if it concludes that such action is necessary to permit Participants a reasonable make deferral decisions.

ARTICLE 6. INTEREST EQUIVALENT FACTOR

6.1 In General. From time to time the Committee shall determine annual interest equivalent factors that apply to Deferrals made in each calendar year. The Committee may determine different interest equivalent factors for Deferrals made in different calendar years, and except as otherwise provided herein, the Committee may change each year the interest equivalent factor applicable to Deferrals made in a specified calendar year. Except as otherwise provided in Sections 6.2 and 6.3, the annual interest equivalent factor for Vested Participants for Deferrals prior to 1998 shall be 12 percent. Except as otherwise provided with respect to a Change in Control, the annual interest equivalent factors for Deferrals after 1997 may be changed from time to time by the Committee. Unless the Committee decides otherwise, with respect to Deferrals for each calendar year, the annual interest equivalent factors applicable during the period after termination of employment for Participants who are Vested pursuant to Section 8.5(c) shall be 400 basis points less than the factors applicable during the same period for Vested Participants who are employees. Notwithstanding the foregoing, the annual interest equivalent factors applicable to a Participant’s Deferrals (i) at the time of the Participant’s death shall continue to apply until the Participant’s Account is entirely distributed and (ii) shall be consistent with any severance or other agreement between the Company and the Participant.

6.2 Prior to Five Years of Participation. The annual interest equivalent factors applied to Deferrals of a Participant who terminates employment with the Employer less than five years from the date that Deferrals of the Participant are first credited under the Plan (or, if earlier, are first credited under the Fleet Financial Group, Inc. Executive Deferred Compensation Plan No. 1) shall be determined in accordance with the schedule below, unless, prior to termination of employment: (i) the Participant becomes Vested; or (ii) the Participant dies.

Year of Participation	Basis points subtracted from the declared annual interest equivalent factors
1st Year	500
2nd Year	400
3rd Year	300
4th Year	200
5th Year	100

After the Participant has five years of participation in the Plan, the value of the Participant’s Account shall be redetermined by disregarding the preceding provisions of Section 6.2, so that the declared annual interest equivalent factors applicable to Vested Participants during the deferral period are applied retroactively to the respective initial Deferral Dates.

6.3 During Distribution or Upon Change of Control. The annual interest equivalent factors applied to Deferrals of a Participant following commencement (by the Participant or his Beneficiary) of annual installment distributions shall be fixed at the interest equivalent factors applied to the Participant’s Deferrals immediately prior to the commencement of annual installment distributions. Following a Change of Control, the annual interest equivalent factors applied to Deferrals of a Participant shall not be less than the highest annual interest equivalent factors applicable to Deferrals of the Participant prior to the Change of Control (determined without regard to Section 6.2).

ARTICLE 7. PARTICIPANT ACCOUNTS

7.1 Establishment of Accounts. The Committee shall establish a separate Account for each Participant reflecting the amounts due the Participant under the Plan and shall cause the Company to establish on its books Accounts reflecting the Company’s obligation to pay Participants the amounts due under the Plan.

7.2 Adjustments to Accounts. From time to time the Committee shall adjust each Participant’s Account to credit (i) amounts which the Participant has elected to defer under Article 5 and (ii) amounts based on the annual interest equivalent factors determined under Article 6. A Participant’s Account shall also be adjusted to reflect benefit payments and withdrawals under Article 8. A Participant’s Account shall continue to be adjusted under this Article 7 until the entire amount credited to the Account has been paid to the Participant or his Beneficiary.

ARTICLE 8. DISTRIBUTION OF BENEFITS

8.1 Following Termination of Employment.

(a) At the time an executive becomes a Participant, or, if later, by December 28, 1998, the Participant shall elect the manner in which his entire Account (other than amounts distributed prior to termination of employment pursuant to the Participant’s election under Section 8.2, 8.3, or 8.4) is to be distributed, from among the following options:

(1) (1) A lump sum

(i) upon termination of employment (including termination due to retirement); or

(ii) at a future date, not before termination of employment, but by age 65 or immediately following termination, whichever is later.

(2) In up to 15 annual installments, commencing:

(i) immediately upon termination of employment; or

(ii) at a future date, not before termination of employment, but by age 65 or immediately following termination, whichever is later.

Notwithstanding the foregoing, a Participant must be Vested when his employment terminates or he will receive his entire Account in a lump sum at termination. A Participant who has elected to receive payment at a time and in a form described in this Section 8.1(a) may change such election at any time up to 12 months prior to the date of his termination of employment. A changed election made in the 12-month period prior to his termination of employment is not valid and has no effect.

(b) Notwithstanding Section 8.1(a), in the event a Participant is not Vested at the time of termination of employment, or if the value of a Participant’s Account is equal to or less than $10,000 as of the date of termination of employment, or if the Participant has not made an election in accordance with Section 8.1(a), the Participant’s Account shall be fully distributed in a lump sum as soon as practicable following termination of employment.

(c) Notwithstanding anything in this Plan to the contrary, for a Vested Participant who terminates employment before January 1, 2000, an election may be made at any time prior to termination of employment to defer receipt beyond termination of employment or to receive installment payments, but such election is effective only with the written consent of the Committee.

8.2 In-Service Distribution Upon a Specified Date. At the time of a deferral election in accordance with Article 5, a Participant may irrevocably elect to receive payment in a lump sum of a selected amount or percentage of the total amounts deferred pursuant to such election (and interest credited thereto in accordance with Article 6) at a specified date (“Deferral Date”). Such election shall be effective only if the Participant is an employee of the Employer on the Deferral Date.

8.3 Financial Hardship Distribution. In the event a Participant suffers an unanticipated emergency due to circumstances beyond his control that results in a financial hardship, the Participant may request a distribution of all or any part of his Account. The Committee shall determine whether such a financial hardship exists and what amount, if any, may be distributed. In no event shall the aggregate amount of the distribution exceed either the value of the Participant’s Account or the amount determined by the Committee to be necessary to alleviate the Participant’s financial hardship (such hardship amount may include taxes owed because of such distribution) and that is not reasonably available from other resources of the Participant.

8.4 Withdrawals. Subject to a Withdrawal Penalty (as hereinafter defined), a Participant may elect under this Section 8.4, at any time prior to the time that an amount in his Account would otherwise be paid, to withdraw in a single lump sum payment all or a specified portion of the balance of his or her Account in accordance with procedures established by the Committee. Such withdrawals shall be reduced by a percentage of the total amount requested, which shall be forfeited by the Participant. Such percentage shall be equal to the annual interest equivalent factor that applies to Deferrals made during the calendar year of such withdrawal election, increased by three percentage points (“Withdrawal Penalty”); provided, however, that such Withdrawal Penalty may never be less than 10 percent. No Withdrawal Penalty shall apply to a withdrawal or distribution made in accordance with Section 8.1, 8.2 or 8.3.

8.5 Vesting. A Participant shall be Vested upon:

(a) reaching age 65;

(b) reaching age 55 and completing five years of continuous service with the Employer;

(c) designation by the Committee, in its sole discretion, that a Participant shall be treated as Vested (regardless of the Participant’s age and years of service);

(d) a Change of Control; or

(e) terminating employment with the Employer, after completing 10 years of continuous service with the Employer but prior to attaining age 55, due to “Fleet Focus” reductions.

8.6 Disability. For purposes of the Plan, a Participant who ceases active employment because of a disability is considered to have terminated employment, except that a Participant who is disabled is not considered to have terminated employment while receiving benefits under the Company’s long term disability plan.

8.7 Tax Withholding. To the extent required by applicable law, Federal, State, and other taxes shall be withheld from a distribution.

ARTICLE 9. BENEFICIARY BENEFITS

A Participant, on a form approved by the Committee, may designate a Beneficiary, or change any prior designation, to receive the remaining balance of his Account upon his death. Payments to a Beneficiary under this Article 9 shall be made in a lump sum or, if the Participant was Vested and so elects for his Beneficiary, in a series of up to 15 annual installment payments, commencing as soon as practicable following the Participant’s death. Notwithstanding the preceding sentence, if a Participant dies after annual installments have commenced, the Beneficiary shall receive any remaining installments in accordance with the Participant’s installment election. Notwithstanding the preceding two sentences, if a Beneficiary survives the Participant but dies before the Participant’s entire Account has been distributed, the remaining balance of the Participant’s Account shall be distributed in a lump sum to the Beneficiary’s estate as soon as practicable following receipt of notice of the Beneficiary’s death. If no Beneficiary is designated (or if a designated Beneficiary does not survive the Participant), the balance credited to the Participant’s Account shall be paid to the Participant’s estate in a lump sum as soon as practicable following receipt of notice of the Participant’s death.

ARTICLE 10. NATURE OF CLAIM FOR PAYMENTS

Except as herein provided, the Company shall not be required to set aside or segregate any assets of any kind to meet its obligations hereunder. A Participant shall have no right on account of the Plan in or to any specific assets of the Company or to any assets of the Trust. Any right to any payment the Participant may have on account of the Plan shall be solely that of a general, unsecured creditor of the Company.

To assist in meeting its obligations under the Plan, the Company has caused the Trust to be established, of which the Company is treated as the owner under Subpart E of Subchapter J, Chapter I of the Internal Revenue Code of 1986, as amended, and may deposit funds with the Trustee of the Trust. Upon a Change of Control, the Company shall promptly appoint an independent Trustee (which may not be the Company or any subsidiary or affiliate) for the Trust, and, if at the time of a Change of Control, the Trust has not been fully funded, the Company shall, within the time and manner specified under such Trust, deposit in such Trust amounts sufficient to satisfy all obligations under the Plan as of the date of deposit.

In all events, the Company shall remain ultimately liable for the benefits payable under this Plan, and to the extent the assets at the disposal of the Trustee are insufficient to enable the Trustee to satisfy all benefits, the Company shall pay all such benefits necessary to meet its obligations under this Plan.

The obligations of the Company hereunder shall be binding upon its successors and assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.

ARTICLE 11. ASSIGNMENT OR ALIENATION

The interest hereunder of any Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized.

ARTICLE 12. NO CONTRACT OF EMPLOYMENT

The Plan shall not be deemed to constitute a contract of employment between the Company and any Participant, or to be consideration for the employment of any Participant.

ARTICLE 13. AMENDMENT OR TERMINATION OF PLAN

The Plan may be altered, amended, revoked or terminated in writing by the Committee or the Company, in any manner and at any time; provided, however, that following a Change of Control, no such alteration, amendment, revocation or termination shall reduce the amount of a Participant’s Account or his or her rights to such Account as determined under the provisions of the Plan in effect immediately prior to such Change of Control, or otherwise adversely affect the Participant’s benefits under the Plan, without the written consent of the Participant; and further provided, however, that following a Change of Control, the provisions of this Article 13 may not be amended.

ARTICLE 14. MERGER OF THE SHAWMUT NATIONAL CORPORATION DEFERRED COMPENSATION PLAN

Each individual who was a participant in the Shawmut National Corporation Deferred Compensation Plan immediately prior to the date as of which Shawmut National Corporation merged with Fleet Financial Group, Inc., who became an employee of the Company or a subsidiary or affiliate as of said merger date, and who consented in writing to the provisions of the Instrument of Amendment and Merger of the Shawmut National Corporation Deferred Compensation Plan with the Fleet Financial Group, Inc. Executive Deferred Compensation Plan No. 2, shall become a Participant in the Plan as of January 1, 1996. As of January 1, 1996, the Committee shall establish an Account for each such Participant under the Plan and will credit to such Account as of January 1, 1996 an amount equal to the value of such Participant’s “Deferral Account” under the Shawmut National Corporation Deferred Compensation Plan, determined by the Company, immediately prior to January 1, 1996. To the extent such value is determined with reference to the value of shares of Fleet Financial Group, Inc. common stock, the value of each such share shall be equal to the average of the closing prices for Fleet Financial Group, Inc. common stock for the month of December, 1995, as shown in The Wall Street Journal.

ARTICLE 15. GOVERNING LAW

This Plan shall be governed and construed in accordance with the laws of the State of Rhode Island, to the extent such laws are not preempted by federal law.

IN WITNESS WHEREOF, this amended and restated Plan has been adopted by the Committee on December 17, 1997, and is executed by a duly authorized officer of Fleet Financial Group, Inc.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl
William C. Mutterperl
Executive Vice President, Secretary
and General Counsel

AMENDMENT ONE

TO

THE FLEET FINANCIAL GROUP, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

(1997 Restatement)

The Fleet Financial Group, Inc. Executive Deferred Compensation Plan No. 2 is amended effective February 1, 1999 by adding the following new Section 8.8:

8.8 Transfer of Benefits to Plan of Acquirer. Notwithstanding anything in this Plan to the contrary, if the Company sells a business or business unit (whether in an asset or stock sale) and the acquirer maintains a nonqualified deferred compensation plan that agrees to accept a transfer from this Plan of the benefit liabilities of the Participants who become employees of the acquirer as a result of the sale, such liabilities will be so transferred and the sale of the business or business unit will not be treated as a termination of employment of such Participants for purposes of the Plan.

IN WITNESS WHEREOF, this Amendment One has been adopted by the Human Resources and Planning Committee on the 17th day of February, 1999 and is executed by a duly authorized officer of Fleet Financial Group, Inc.

FLEET FINANCIAL GROUP, INC.

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

AMENDMENT TWO

TO THE

FLEET FINANCIAL GROUP, INC.

EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

The following amendments are effective as of January 1, 2000.

1.	Upon the effective date of the final legal approval of the change in the name of the Company to FleetBoston Financial Corporation, the name “Fleet Financial Group, Inc.” will be replaced by the name “FleetBoston Financial Corporation” wherever it appears in the Plan.

2.	Section 6.2 is clarified by inserting the words “without retroactive adjustment” after the words “determined in accordance with the schedule below”.

3.	Section 8.1(a) is amended by adding a new paragraph (3) immediately preceding the flush language to read as follows:

(3)	An age 65 single life annuity with an actuarial value (using the Fleet Financial Group, Inc. Pension Plan’s actuarial assumptions) equal to 50% of the Participant’s Account balance.

4.	The last two sentences of Section 8.1(a) are amended to read as follows:

A Participant who has elected to receive payment at a time and in a form described in this Section 8.1(a) is permitted to change such election at any time up to one year prior to the Participant’s last day of active employment. An election made less than one year before the Participant’s last day of active employment is not valid and has no effect.

5.	Section 8.1(b) is amended by adding the following to the end thereof: (i.e., after the end of salary continuation payments, if applicable).

6.	Article 13 is amended to read as follows:

ARTICLE 13. AMENDMENT OR TERMINATION OF THE PLAN

The Plan may be amended or terminated in writing by the Committee or the Company in any manner at any time. Notwithstanding the previous sentence, no such amendment or termination shall reduce the amount of a Participant’s Account or his or her distribution rights related thereto as determined under the provisions of the Plan in effect immediately prior to such amendment or termination, and this second sentence of Article 13 is irrevocable and may not be amended.

7.	Article 16 is added to read as follows:

ARTICLE 16. SOCIAL SECURITY TAX

Subject to the requirements of Code section 3121(v)(2) and the regulations thereunder, the Committee has the full discretion and authority to determine when Federal Insurance Contribution Act (“FICA”) taxes on a Participant’s Plan benefits are paid and whether any portion of such FICA taxes shall be withheld from the Participant’s wages or deducted from the Participant’s Account.

IN WITNESS WHEREOF, the provisions of this Amendment Two were adopted by the Human Resources and Board Governance Committee on the 21st day of December, 1999, or are hereby adopted, and this Amendment Two is executed by a duly authorized officer of Fleet Boston Corporation.

FLEET BOSTON CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

2

AMENDMENT THREE

TO

THE FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

(1997 Restatement)

The FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 2 is amended as follows:

1.	Section 6.2 is amended effective January 1, 2002, to read as follows:

6.2 Prior to Five Years of Participation. The annual interest equivalent factors applied to Deferrals of a Participant during the first five years from the date that Deferrals of the Participant are first credited under the Plan (or, if earlier, are first credited under the FleetBoston Financial Corporation Executive Deferred Compensation Plan No. 1 or the BankBoston Corporation and Its Subsidiaries Deferred Compensation Plan) shall be determined, for relevant Plan purposes including distributions, in accordance with the schedule below without retroactive adjustment.

Year of Participation	Basis points subtracted from the declared annual interest equivalent factors
1st Year	500
2nd Year	400
3rd Year	300
4th Year	200
5th Year	100

However, if the five-year period referred to in the preceding sentence ends before the Participant’s termination of employment, or, if the Participant becomes Vested or dies before the five-year period ends, then the value of the undistributed portion of the Participant’s Account at such time (i.e., earliest of five-year anniversary, Vesting or death) shall be redetermined by disregarding the preceding provisions of Section 6.2 to the extent otherwise applicable, so that the declared annual interest equivalent factors during the deferral period applicable to the undistributed portion of the Account of such Participant are applied retroactively to the respective initial Deferral Dates.

2.	Section 6.3 is amended effective January 2, 2002, to read as follows:

6.3 During Distribution or Upon Change of Control. The annual interest equivalent factors applied to Deferrals of a Participant following commencement by the Participant of annual installment distributions shall be fixed at the interest equivalent factors applied to the Participant’s Deferrals in the month immediately prior to the month that annual installment distributions commence. Following a Change of Control, the annual interest equivalent factors applied to Deferrals of a Participant shall not be less than the highest annual interest equivalent factors applicable to Deferrals of the Participant prior to the Change of Control (determined without regard to Section 6.2).

3.	Section 8.1 is amended effective December 18, 2001, by adding new subsection (d) to the end thereof:

(d) A Participant may make a one-time irrevocable election, in accordance with procedures established by the Committee, to receive a lump-sum payment of Deferrals made after December 31, 1997 and before the time of such payment. Such lump-sum payment shall be made as soon as reasonably practicable after January 1, 2003, if the Participant files an election with the Committee on or before December 31, 2001 to receive such distribution. Alternatively, such lump-sum payment shall be made as soon as reasonably practicable after January 1, 2004, if the Participant files an election with the Committee on or before December 31, 2002 to receive such distribution. Any Participant electing payment under this Section 8.1(d) shall be prohibited from electing to make Deferrals under Article V of the Plan for the calendar year in which the lump-sum distribution is paid (either calendar year 2003 or 2004, as applicable). The Participant’s election under this Section 8.1(d) shall have the have the effect of accelerating the otherwise applicable time for payment of applicable Deferrals under the Plan, but shall not delay payment otherwise required under the terms of the Plan.

IN WITNESS WHEREOF, this Amendment Three was adopted by the Human Resources and Board Governance Committee at its December 18, 2001 meeting and is executed by a duly authorized officer of the Company on this 24th day of December 2001.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ William C. Mutterperl
William C. Mutterperl Executive Vice President, Secretary and General Counsel

2

AMENDMENT FOUR

TO

THE FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

(1997 Restatement)

Section 6.1 of the Plan is amended effective October 15, 2002, to read as follows:

6.1	Interest Equivalent Factors.

(a)	In General. From time to time the Committee shall determine annual interest equivalent factors that apply to Deferrals made in each calendar year. The Committee may determine different interest equivalent factors for Deferrals made in different calendar years, and except as otherwise provided herein, the Committee may change each year the interest equivalent factor applicable to Deferrals made in a specified calendar year.

(b)	Pre-1998 Deferrals. Except as otherwise provided in Sections 6.2 and 6.3, the annual interest equivalent factor for Vested Participants for pre-1998 Deferrals shall be 12 percent; provided that, unless the Committee decides otherwise, the annual interest equivalent factor for pre-1998 Deferrals for Participants who are Vested pursuant to Section 8.5(c) shall be 8% beginning at termination of employment.

(c)	1998 and Later Deferrals. Except as otherwise provided with respect to a Change in Control, the annual interest equivalent factors for Deferrals after 1997 may be changed from time to time by the Committee.

(d)	After Death. Notwithstanding the foregoing, the annual interest equivalent factors applicable to a Participant’s Deferrals (i) at the time of the Participant’s death shall continue to apply until the Participant’s Account is entirely distributed and (ii) shall be consistent with any severance or other agreement between the Company and the Participant.

IN WITNESS WHEREOF, this Amendment Four was adopted by the Human Resources Committee at its October 15, 2002 meeting and is executed by a duly authorized officer of the Company.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak Executive Vice President and Director of Human Resources

AMENDMENT FIVE

TO

THE FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

(1997 Restatement)

Article 11 of the Plan is amended effective January 1, 2003, to read as follows:

ARTICLE 11. ASSIGNMENT OR ALIENATION

11.1 General Rule. Except as provided in Section 11.2 or as otherwise required by law, the interest hereunder of any Participant or Beneficiary shall not be alienable by the Participant or Beneficiary by assignment or any other method and will not be subject to be taken by his creditors by any process whatsoever, and any attempt to cause such interest to be so subjected shall not be recognized.

11.2 Domestic Relations Orders.

(a) All or a portion of a Participant’s benefit under the Plan may be paid to another person as specified in a “Qualified Domestic Relations Order.” For this purpose, a “Qualified Domestic Relations Order” means a judgment, decree, or order (including the approval of a settlement agreement) which is:

(i) issued pursuant to a State’s domestic relations law;

(ii) relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant;

(iii) creates or recognizes the right of a spouse, former spouse, child or other dependent of the Participant to receive all or a portion of the Participant’s benefits under the Plan;

(iv) provides for payment in an immediate lump sum as soon as practicable after the Committee determines that a Qualified Domestic Relations Order exists; and

(v) meets such other requirements established by the Committee.

(b) The Committee shall determine whether any document received by it is a Qualified Domestic Relations Order. In making this determination, the Committee may consider:

(i) the rules applicable to “domestic relations orders” under section 414(p) of the Internal Revenue Code of 1986 and section 206(d) of ERISA;

(ii) the procedures used under the FleetBoston Financial Savings Plan to determine the qualified status of domestic relations orders; and

(iii) such other rules and procedures as it deems relevant.

IN WITNESS WHEREOF, this Amendment Five was adopted by the Human Resources Committee at its June 17, 2003 meeting and is executed by a duly authorized officer of FleetBoston Financial Corporation.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak Executive Vice President and Director of Human Resources

2

AMENDMENT SIX

TO

THE FLEETBOSTON FINANCIAL CORPORATION

EXECUTIVE DEFERRED COMPENSATION PLAN NO. 2

(1997 Restatement)

1. Section 8.1(d) of the Plan is amended effective December 16, 2003, to read as follows:

(d) A Participant may make a one-time irrevocable election in accordance with procedures established by the Committee, to receive a lump-sum payment of Deferrals made after December 31, 1997 and before the time of such payment. Such lump-sum payment shall be made as soon as reasonably practicable after January 1, 2003, if the Participant files an election with the Committee on or before December 31, 2001 to receive such distributions. Alternatively, such lump-sum payment shall be made as soon as reasonably practicable after January 1, 2004, if the Participant files an election with the Committee on or before December 31, 2003 to receive such distribution. The annual interest equivalent factors applicable to Deferrals to be distributed in accordance with this Section 8.1(d) shall be redetermined in the manner provided for in the last sentence of Section 6.2, such that no basis-point reduction applies with respect to the annual interest equivalent factors applicable to such Deferrals. Any Participant electing payment under this Section 8.1(d) shall be prohibited from electing to make Deferrals under Article V of the Plan for the calendar year in which the lump-sum distribution is paid (either calendar year 2003 or 2004, as applicable). The Participant’s election under this Section 8.1(d) shall have the effect of accelerating the otherwise applicable time for payment of applicable Deferrals under the Plan, but shall not delay payment otherwise required under the terms of the Plan.

2. Section 6.3 is amended effective December 16, 2003, to read as follows:

6.3 During Distribution or Upon Change of Control. The annual interest equivalent factors applied to Deferrals of a Participant following commencement by the Participant of annual installment distributions shall be fixed at the interest equivalent factors applied to the Participant’s Deferrals in the month immediately prior to the month that annual installment distributions commence. Following a Change of Control, the annual interest equivalent factors applied to pre-1998 Deferrals of each individual Participant shall not be less than the annual interest equivalent factors applicable to such Deferrals of the Participant immediately prior to the Change of Control (determined without regard to Section 6.2). Following a Change of Control, the annual interest equivalent factors applied to the post-1997 Deferrals of each individual Participant shall not be less than the annual interest equivalent factors applicable to such Deferrals of the Participant immediately prior to the Change of Control (determined without regard to Section 6.2). The provisions of this Section 6.3 shall be applied separately to the Participant’s Deferrals for each calendar year.

IN WITNESS WHEREOF, this Amendment Six was adopted by the Human Resources Committee at its December 16, 2003 meeting and is executed by a duly authorized officer of the Company on this 19th day of December, 2003.

FLEETBOSTON FINANCIAL CORPORATION

By:	/s/ M. Anne Szostak
M. Anne Szostak Executive Vice President and Director of Human Resources

2